Exhibit 99.1

September 18, 2019

NCR Corporation Announces Retirement of Blackstone’s Convertible Preferred Stock, Announces Offering of

Common Stock Issued Upon Conversion

ATLANTA—Sep. 18, 2019— NCR Corporation (NYSE: NCR) (the “Company” or “NCR”) previously announced that it has entered into an agreement with The Blackstone Group L.P. (“Blackstone”) to retire the shares of Series A Convertible Preferred Stock (the “Preferred Stock”) that the private equity firm holds in NCR. Under the terms of the agreement, NCR will pay Blackstone $302 million in cash in exchange for 237,673 shares of Preferred Stock and the agreement to convert Blackstone’s remaining 274,548 shares of Preferred Stock to approximately 9.16 million shares of NCR’s common stock (the “Common Stock”). In connection with such agreement and conversion, the Company is announcing the launch of an offering of 9,129,966 shares of Common Stock to be issued upon the conversion. The shares of Common Stock are being offered solely by entities affiliated with Blackstone (the “Selling Stockholders”) and the Company will not receive any of the proceeds of the offering.

Goldman Sachs & Co. LLC and Wells Fargo Securities are acting as underwriters for the offering. The underwriters intend to offer the shares to the public at a fixed price, which may be changed at any time without notice. The offering will be made only by means of a previously filed effective registration statement (including a base prospectus) and a preliminary prospectus supplement.

Copies of the registration statement (including a base prospectus) and the preliminary prospectus supplement related to the offering may be obtained, when available, from:

Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, >New York<, New York, 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com.

Wells Fargo Securities, Equity Syndicate Department, 375 Park Avenue, New York, New York, 10152, telephone: (800) 326-5897 or by emailing cmclientsupport@wellsfargo.com.

Copies of the registration statement (including the base prospectus) and the preliminary prospectus supplement relating to this offering can be accessed free of charge through EDGAR on the U.S. Securities and Exchange Commission’s website at www.sec.gov. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and this offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading software- and services-led enterprise provider in the financial, retail, hospitality, telecom and technology industries. NCR is headquartered in Atlanta, Georgia, with 34,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could,” and words of similar meaning. Statements that describe or relate to the Company’s plans, goals, intentions, strategies, financial outlook, the Company’s expectations regarding the number of shares of Common Stock to be sold, and statements that do not relate to historical or current fact, including the consummation of the public offering and the expected stock repurchase described herein, are examples of forward-looking statements. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of the Company’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: NCR Corporation

News Media Contact

Cameron Smith

NCR Corporation

678.808.5313

cameron.smith@ncr.com

Investor Contact

Michael Nelson

NCR Corporation

678.808.6995

michael.nelson@ncr.com

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